SYNTHEMED, INC.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into by and among SyntheMed, Inc., a Delaware corporation (the “Corporation”), and the investors listed on the signature pages hereto (the “Investors”), as of the date of execution by the Corporation.

RECITALS

WHEREAS the Corporation desires the Investors to purchase up to 15,000,000 shares of Common Stock of the Corporation (the “Shares”) at a purchase price of $0.40 per share (the “Offering”) pursuant to a subscription agreement (the “Subscription Agreement”);

AND WHEREAS as an inducement for the Investors to enter into the Subscription Agreement, the Corporation desires to enter into this Agreement with the Investors;

NOW THEREFORE in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS .

(a)	“Common Stock” means the Corporation’s Common Stock, par value of $0.001 per share.

(b)	Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(c)

“Final Closing” means the date on which the full amount of the Offering is sold or the earlier termination of the Offering period as determined by mutual agreement of the Corporation and the placement agent.

(d)

“Holder” means any person owning of record Registrable Securities or securities convertible, exchangeable or exercisable into Registrable Securities that have not been sold in a public offering or sold pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

(e)

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(f)

“Registrable Securities” means: (i) the Shares and any shares of Common Stock issued to the placement agent in connection with the Offering or underlying warrants (“Broker Warrants”) issued to the placement agent in connection with the Offering and (ii) any shares of Common Stock or other securities issued in connection with any stock split, stock dividend, recapitalization, reorganization, merger, sale of assets or similar event in respect of the foregoing securities; excluding in all cases, however, any securities that would otherwise be Registrable Securities that have been sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement, any securities that would otherwise be Registrable Securities that have been sold in a public offering or sold pursuant to Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, shares of Common Stock issued or issuable pursuant to exercise of the Broker Warrants shall be deemed Registrable Securities only for so long, and for such purposes, as Shares continue to be Registrable Securities.

(g)

“Registration Expenses” means all expenses incurred by the Corporation in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation, which shall be paid in any event by the Corporation).

(h)	“Securities Act” means the United States Securities Act of 1933, as amended.

2.	Registration.

2.1              Registration. Within 60 days following the Final Closing, the Corporation will file with the SEC a registration statement on Form SB-2 (or such other form as the Corporation may then be eligible to utilize) covering resale of the Registrable Securities by the Holders thereof, together with any other securities entitled to be included in such registration statement pursuant to contractual rights of the holders thereof; provided, however, that the Corporation shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2 in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

2.2              Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to Section 2.1 shall be borne by the Corporation.

2.3              Obligations of the Corporation. In connection with the registration pursuant to Section 2.1, the Corporation shall, as expeditiously as reasonably possible:

(a)               Prepare and file with the SEC a registration statement with respect to the Registrable Securities (such filing to occur not later than the time referred to in Section 2.1) and use its best efforts to cause such registration statement to become effective on the earlier to occur of (i) 90 days following the final closing of the Offering or, in the case of SEC review, 120 days following the final closing of the Offering and (ii) five days following the date of SEC clearance to request effectiveness of the registration statement, and keep such registration statement effective and the related prospectus current until the distribution is completed, but not more than two years or such earlier date as any of the Registrable Securities become eligible for sale pursuant to Rule 144(k) under the Securities Act, provided that such two year period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration statement due to circumstances described in Section 2.3(f).

(b)               Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)               Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)               Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

(e)	[Intentionally omitted].

(f)                Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act if such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraphs (b) and (c) of this Section 2.3.

(g)               Furnish, at the request of Holders of a majority of the Registrable Securities (other than the Holders of Broker Warrants), on the date that the registration statement becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the Holders and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders of a majority of the Registrable Securities (other than Holders of Broker Warrants), addressed to the Holders.

(h)               Use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted.

(i)                Make available for inspection by each seller of Registrable Securities, and any attorney, accountant or other agent retained by such seller (an “Advisor”), all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement. Such seller will keep, and will cause its Advisors to keep, such information confidential subject to Section 4.14.

2.4              Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to Section 2.1 that the selling Holders shall timely furnish to the Corporation such information regarding themselves, the Registrable Securities and other securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of Registrable Securities.

2.5	Indemnification. In connection with the registration pursuant to Section 2.1:

(a)               By the Corporation. To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)               the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)              any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Corporation will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information and expressly stated to be for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)           By Selling Holders. To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Corporation or any such director, officer, controlling person, underwriter or other such Holder, or a member, partner, director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder by an instrument duly executed by such Holder and stated to be specifically for use in such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.5(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)               Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the defendants include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

(d)               Contribution. If the indemnification provided for in this Section 2.5 is unavailable to a party entitled to indemnification, then the indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities of the indemnified party as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, in any such case, (1) no Holder shall be required to contribute any amount in excess of the public offering price of all Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)               Survival. The obligations of the Corporation and Holders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a registration statement.

2.6              Remedy. If, regardless of the reason, the registration statement referred to in this Section 2 is not declared effective by the Securities and Exchange Commission within six months of the Final Closing, the Corporation agrees to grant to the Holders registration rights with respect to the Registrable Securities on terms similar to the registration rights granted to investors in the Corporation’s Series C Convertible Preferred Stock and warrant financing in March 2003, subject to obtaining any consents required under agreements with existing holders of registration rights (and the Corporation agrees to use its best efforts to obtain any such required consents, it being understood that such efforts will not require the Corporation to provide any additional consideration to or for the benefit of such registration right holders).

3.	Legends.

The Holders understand that any Share certificates shall be endorsed with the legend(s) referred to in the Subscription Agreement.

4.	MISCELLANEOUS.

4.1.             Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

4.2.             Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as applied to contracts made and to be performed entirely within that state between residents of that state.

4.3.             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

4.4.             Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5.             Stock Splits, etc. All share numbers used in this Agreement are subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

4.6.             Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective on (a) the date of delivery in person, or the date of delivery by facsimile with confirmation receipt, (b) the business day after deposit with a nationally-recognized courier or overnight service, for United States deliveries or (c) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Corporation will be marked to the attention of the President, with a copy to Keith Moskowitz, Eilenberg & Krause LLP, 11 East 44th Street, 17th Floor, New York, NY 10017. Notices shall be sent to the addresses on the signature pages hereto, or such other addresses as a party may provide to the other parties from time to time.

4.7.             Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.8.             Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom enforcement of such amendment or waiver is sought; provided, however that with respect to any Holder, the consent of the Holders of more than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities (other than Broker Warrants) shall be sufficient to bind any and all Holders.

4.9.             Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

4.10.          Entire Agreement. This Agreement and the Subscription Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

4.11.          Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

4.12.          Assignment. Rights under this Agreement may be assigned in connection with any transfer or assignment of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) such other party agrees in writing with the Corporation to be bound by all of the provisions of this Agreement to the same extent as the transferor.

4.13.          Changes in Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made to the provisions hereof so that the rights granted hereby shall continue with respect to the Common Stock as so changed.

4.14.          Confidentiality. Information related to the terms and conditions of the Offering, as well as all information contained in the Subscription Agreement (except information relating solely to an Investor) and instruments and agreements delivered in connection therewith, shall be deemed confidential and shall not be disclosed by the Investor to any person unless and until such information becomes generally available to the public other than by disclosure in violation of this Agreement. All other information that has been designated by the Corporation as “confidential” shall likewise be deemed confidential and not disclosed by the Investor to any person unless and until such information (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) was properly within such Investor’s possession prior to its being furnished by the Corporation to such Investor, or (iii) becomes available to such Investor through disclosure by third parties who have the right to disclose such information

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INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE 1

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement.

SYNTHEMED, INC.

By:

Robert Hickey

President and CEO

Address: PO Box 219

Little Silver, New Jersey 07739

Dated:

INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE 2

By: Name: Title: Address
By: Name: Title: Address
By: Name: Title: Address
By: Name: Title: Address

INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE 3

By: Name: Title: Address
By: Name: Title: Address
By: Name: Title: Address
By: Name: Title: Address